UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Information Required in Proxy Statement
Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
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CĪON INVESTMENT CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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3 Park Avenue, 36th Floor
New York, NY 10016
April 28, 2020
Dear Shareholder:
You are cordially invited to attend the 2020 Annual Meeting of Shareholders (the “Meeting”) of CĪON Investment Corporation (the “Company”) to be held at the offices of Dechert LLP, located at 1095 Avenue of the Americas, New York, New York 10036, on Thursday, June 25, 2020 at 9:30 a.m. Eastern Time. Please note that if you plan to attend the Meeting in person, photographic identification will be required for admission.
The Notice of Annual Meeting of Shareholders and Proxy Statement accompanying this letter provide an outline of the business to be conducted at the Meeting. At the Meeting, you will be asked to:
(i)	elect two directors of the Company;
(ii)	ratify the selection of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020;
(iii)	authorize the Company to offer and sell shares of common stock at a price below net asset value;
(iv)	approve the adjournment of the Meeting, if necessary or appropriate, to solicit additional proxies; and
(v)	transact such other business as may properly come before the Meeting or at any adjournment or postponement thereof.
Your vote is extremely important to us. If you will not attend the Meeting in person, we urge you to sign, date and promptly return the enclosed proxy card in the envelope provided, which is addressed for your convenience and needs no postage if mailed in the United States, or use the internet or telephone voting options to cast your vote.
On behalf of management and the Board of Directors, we thank you for your continued support of the Company.
Sincerely yours,

Mark Gatto	Michael A. Reisner
Co-Chairman of the Board of Directors	Co-Chairman of the Board of Directors
PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE OR USE THE INTERNET OR TELEPHONE VOTING OPTIONS TO CAST YOUR VOTE AS SOON AS POSSIBLE. YOUR VOTE IS IMPORTANT.

CĪON INVESTMENT CORPORATION
3 PARK AVENUE, 36th FLOOR
NEW YORK, NY 10016
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 25, 2020
To the Shareholders of CĪON Investment Corporation:
Notice is hereby given to the holders of shares of common stock, par value $0.001 per share (the “Shares”), of CĪON Investment Corporation, a Maryland corporation (the “Company”), that the 2020 Annual Meeting of Shareholders (the “Meeting”) will be held at the offices of Dechert LLP, located at 1095 Avenue of the Americas, New York, New York 10036, on Thursday, June 25, 2020 at 9:30 a.m. Eastern Time, for the following purposes:
1.	To elect two directors of the Company, who will each serve for a term of three years, or until their successors are duly elected and qualified (the “Director Proposal”);
2.	To ratify the selection of RSM US LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2020 (the “Accountant Proposal”);
3.	To authorize the Company to offer and sell Shares at a price below net asset value (the “Share Issuance Proposal”);
4.	To approve the adjournment of the Meeting, if necessary or appropriate, to solicit additional proxies (the “Adjournment Proposal”); and
5.	To transact such other business as may properly come before the Meeting or at any adjournment or postponement thereof.
THE BOARD OF DIRECTORS, INCLUDING EACH OF THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE (i) DIRECTOR PROPOSAL; (ii) ACCOUNTANT PROPOSAL; (iii) SHARE ISSUANCE PROPOSAL; AND (iv) ADJOURNMENT PROPOSAL.
The close of business on April 27, 2020 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting or at any adjournment or postponement thereof.
Please call 800-343-3736 for directions on how to attend the Meeting and vote in person. Please note that if you plan to attend the Meeting in person, photographic identification will be required for admission.
Your vote is extremely important to us. If you will not attend the Meeting in person, we urge you to sign, date and promptly return the enclosed proxy card in the envelope provided, which is addressed for your convenience and needs no postage if mailed in the United States. You may also vote easily and quickly by internet or by telephone. In the event there are not sufficient votes for a quorum or to approve the Director Proposal, the Accountant Proposal, or the Share Issuance Proposal at the time of the Meeting, pursuant to the Adjournment Proposal, the Meeting may be postponed or adjourned in order to permit further solicitation of proxies by the Company.
The Company has enclosed a copy of the proxy statement and the proxy card. The proxy statement and the proxy card are also available at www.proxyvote.com. The Company has also enclosed a copy of the Company’s annual report to shareholders for the year ended December 31, 2019 (the “Annual Report”). Such report is also available at www.cioninvestments.com.
By Order of the Board of Directors,

Stephen Roman, Corporate Secretary
New York, New York
April 28, 2020

CĪON INVESTMENT CORPORATION
3 PARK AVENUE, 36th FLOOR
NEW YORK, NY 10016
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 25, 2020
This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board” and each member thereof, a “Director” and collectively, the “Directors”) of CĪON Investment Corporation, a Maryland corporation (the “Company”), for use at the Company’s 2020 Annual Meeting of Shareholders (the “Meeting”) to be held at the offices of Dechert LLP, located at 1095 Avenue of the Americas, New York, New York 10036, on Thursday, June 25, 2020 at 9:30 a.m. Eastern Time, or at any and all adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders dated April 28, 2020 (the “Notice”).
You may vote your Shares at the Meeting only if you were a shareholder of record at the close of business on the record date. The Board has fixed the close of business on April 27, 2020 as the record date (the “Record Date”) for the determination of shareholders entitled to receive notice of, and to vote at, the Meeting. As of the Record Date, the Company had 113,311,389 Shares outstanding.
The Meeting is being held for the following purposes:
1.	To elect two directors of the Company, who will each serve for a term of three years, or until their successors are duly elected and qualified (the “Director Proposal”);
2.	To ratify the selection of RSM US LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2020 (the “Accountant Proposal”);
3.	To authorize the Company to offer and sell Shares at a price below net asset value (the “Share Issuance Proposal”);
4.	To approve the adjournment of the Meeting, if necessary or appropriate, to solicit additional proxies (the “Adjournment Proposal”); and
5.	To transact such other business as may properly come before the Meeting or at any adjournment or postponement thereof.
If the form of proxy is properly executed and returned in time to be voted at the Meeting, the Shares covered thereby will be voted at the Meeting in accordance with the instructions marked thereon. All properly executed proxies received by the Board that do not specify how Shares should be voted will be voted “FOR” each Proposal, and in the discretion of the persons named as proxies in connection with any other matter which may properly come before the Meeting or at any adjournment or postponement thereof. A shareholder who has given a proxy may revoke his or her proxy any time before it is exercised by (i) attending and voting in person at the Meeting, (ii) giving written notice of such revocation to the Secretary of the Company, or (iii) returning a properly executed, later-dated proxy.
The Company has enclosed a copy of this proxy statement and the proxy card. This proxy statement and the proxy card are also available at www.proxyvote.com. The Company has also enclosed a copy of the Company’s annual report to shareholders for the year ended December 31, 2019 (the “Annual Report”). Such report is also available at www.cioninvestments.com.
Quorum Required
A quorum must be present at the Meeting for any business to be conducted. Under the Company’s Bylaws, one-third of the number of Shares entitled to be cast, present in person or by proxy, constitutes a quorum for the transaction of business. Shareholders of the Company are entitled to one vote for each Share held. Abstentions, withheld votes, and broker “non-votes” (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as Shares that are present for purposes of determining the presence of a quorum for transacting business at the Meeting. However, abstentions and broker non-votes are not counted as votes cast.

If a quorum is not present at the Meeting, pursuant to the Adjournment Proposal, the affirmative vote of a majority of the votes properly cast upon the Adjournment Proposal may adjourn the Meeting to permit the further solicitation of proxies.
Voting
Shareholders are entitled to cast one vote for each Share held and fractional votes for each fractional Share held.
Director Proposal: The directors shall be elected by a plurality of all the votes cast at the Meeting (i.e., more votes for the director than any other option for the position), provided that a quorum is present. Each Share may be voted for the director nominees. Votes that are withheld will have no effect on the outcome of the vote on this proposal. Shares represented by broker non-votes are also not considered votes cast and thus have no effect on this proposal.
Accountant Proposal: The affirmative vote of a majority of the votes cast at the Meeting in person or by proxy is required to ratify the appointment of RSM US LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. Abstentions will not be included in determining the number of votes cast and, as a result, will not have any effect on the result of the vote. Because brokers will have discretionary authority to vote for the ratification of the appointment of the Company’s independent registered public accounting firm in the event that they do not receive voting instructions from the beneficial owner of the Shares, there will not be any broker non-votes with respect to this proposal.
Share Issuance Proposal: Approval of the Share Issuance Proposal requires the affirmative vote of the holders of (1) a majority of the outstanding voting securities entitled to vote at the Meeting and (2) a majority of the outstanding Shares entitled to vote at the Meeting that are not held by affiliated persons of the Company. The Investment Company Act of 1940, as amended (the “1940 Act”), defines “a majority of outstanding voting securities” of the Company as (a) 67% or more of the voting securities present at the Meeting if the holders of more than 50% of the outstanding voting securities of the Company are present or represented by proxy or (b) more than 50% of the outstanding voting securities of the Company, whichever is less. Abstentions and broker non-votes will not count as affirmative votes cast and will therefore have the same effect as votes against the Share Issuance Proposal.
Adjournment Proposal: Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes properly cast upon the Adjournment Proposal.
To vote by mail, indicate your instructions, sign, date and promptly return the enclosed proxy card in the accompanying postage pre-paid envelope. To vote by internet or telephone, please use the control number on your proxy card and follow the instructions as described on your proxy card. If the enclosed proxy card is properly executed and received prior to the Meeting and has not been revoked, the Shares represented thereby will be voted in accordance with the instructions marked on the returned proxy card or, if no instructions are marked, the proxy card will be voted “FOR” the Proposals and in the discretion of the persons named as proxies in connection with any other matter that may properly come before the Meeting or any adjournment(s) or postponement(s) thereof. If you have any questions regarding the proxy materials, please contact the Company at 800-343-3736.
The Company combines mailings for multiple accounts going to a single household by delivering to that address in a single envelope a copy of the document (annual reports, prospectuses, proxy statements, etc.) or other communications for all accounts who have consented or are deemed to have consented to receiving such communications in such manner in accordance with the rules of the Securities and Exchange Commission (the “SEC”). If you do not want the Company to continue consolidating your mailings and would prefer to receive separate mailings of Company communications, or you are now receiving multiple copies of these documents and would like to receive a single copy in the future, please contact the Company’s transfer agent, DST Systems, Inc. at (800) 343-3736 or send mail to CĪON Investment Corporation, c/o DST Systems, Inc., 430 West 7th Street, Kansas City, Missouri 64105.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING TO BE HELD ON JUNE 25, 2020
This Proxy Statement and the other proxy materials are available online at www.proxyvote.com (please have the control number found on your proxy card ready when you visit this website).
Proxy Solicitation
It is expected that the solicitation of proxies will be primarily by mail. The Company’s officers, personnel of CION Investment Management, LLC (the “Advisor”) and any authorized proxy solicitation agent, may also solicit proxies by telephone, internet or in person. If the Company records votes through the internet or by telephone, it will use procedures designed to authenticate shareholders’ identities, to allow shareholders to authorize the voting of their Shares in accordance with their instructions and to confirm that their identities and votes have been properly recorded. The Company has requested that brokers, nominees, fiduciaries, and other persons holding Shares in their names, or in the name of their nominees, which are beneficially owned by others, forward the proxy materials to, and obtain proxies from, such beneficial owners. The Company will reimburse such persons for their reasonable expenses in so doing.
The Company will pay the expenses associated with this Proxy Statement and solicitation. The Company has engaged Broadridge Financial Services, Inc., an independent proxy solicitation firm, to assist in the distribution of the proxy materials and tabulation of proxies. The cost of such services is estimated to be approximately $340,000, which will be paid by the Company.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
The following table sets forth, as of the Record Date, the beneficial ownership of the nominees for director, the Company’s executive officers and directors, each person known to the Company to beneficially own 5% or more of the outstanding Shares, and all of the Company’s executive officers and directors as a group.
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Ownership information for those persons who beneficially own 5% or more of the Company’s Shares is based upon information furnished by the Company’s transfer agent and other information obtained from such persons, if available.
Unless otherwise indicated, the Company believes that each beneficial owner set forth in the table has sole voting and investment power and has the same address as the Company. The Company’s address is 3 Park Avenue, 36th Floor, New York, NY 10016.
Name and Address of Beneficial Owner	Number of Shares Owned Beneficially(1)	Percentage of Class(2)
Interested Directors:
Mark Gatto(3)	55,611.1	*
Michael A. Reisner(3)	55,611.1	*
Independent Directors:
Robert A. Breakstone	None	None
Peter I. Finlay	None	None
Aron I. Schwartz	None	None
Earl V. Hedin(4)	7,701.75	*
Executive Officers:
Keith S. Franz	None	None
Gregg A. Bresner	None	None
Stephen Roman	None	None
All Executive Officers and Directors as a group (9 persons)	118,923.95	*
*	Less than 1%.
(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
(2)	Based on a total of 113,311,389 Shares issued and outstanding on April 27, 2020.
(3)
CION Investment Group, LLC (“CIG”) is the record holder of 111,222.2 Shares. Messrs. Gatto and Reisner control CIG and, as a result, may be deemed to be the indirect beneficial owners of the Shares held by CIG. Messrs. Gatto and Reisner disclaim beneficial ownership of the Shares held by CIG except to the extent of their respective pecuniary interest therein.

(4)
The Hudson Partners Group Incentive Savings Trust (the “Trust”) is the record holder of these Shares. Mr. Hedin is the indirect beneficial owner with sole voting and investment power with respect to the Shares held by the Trust.

DOLLAR RANGE OF SECURITIES BENEFICIALLY OWNED BY DIRECTORS
Set forth in the table below is the dollar range of equity securities of the Company beneficially owned by each director as of the Record Date.
Name of Director	Dollar Range of Equity Securities Beneficially Owned in the Company(1)(2)
Independent Directors:
Robert A. Breakstone	None
Peter I. Finlay	None
Aron I. Schwartz	None
Earl V. Hedin	$50,001 – $100,000
Interested Directors:
Mark Gatto	Over $100,000
Michael A. Reisner	Over $100,000
(1)	The dollar ranges are as follows: none, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000 or over $100,000.
(2)	Beneficial ownership determined in accordance with Rule 16a-1(a)(2) under the Exchange Act.

PROPOSAL 1

ELECTION OF DIRECTORS
At the Meeting, shareholders are being asked to consider the election of two of the current directors of the Company. Pursuant to the Company’s Bylaws, the Board may modify the number of directors on the Board, provided that the number of directors will not be fewer than one, the minimum number required by the Maryland General Corporation Law, or greater than twelve. Pursuant to the Company’s articles of incorporation, the Company’s directors are divided into three classes. Each class of directors will hold office for a three-year term. However, the initial members of the three classes had initial terms of one, two and three years, respectively. At each annual meeting of shareholders, the successors to the class of directors whose terms expire at such meeting will be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election. Each director will hold office for the term to which he or she is elected and serve until his or her successor is duly elected and qualified. The Board is currently comprised of six directors.
The directors named below have been nominated for election by the Board to each serve a three-year term expiring at the 2023 annual meeting of shareholders and until their successors are duly elected and qualified. The directors have agreed to serve as directors if elected and have consented to be named as nominees. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.
A shareholder can vote for, or withhold his or her vote from, the director nominees. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy “FOR” the election of the director nominees named below. If the director nominees should decline or be unable to serve as a director, it is intended that the proxy will be voted for the election of such person or persons as are nominated as replacements. The Board has no reason to believe that any of the persons named will be unable or unwilling to serve.
Information about Director Nominees and Executive Officers
Certain information pertaining to the director nominees and other directors and executive officers of the Company is set forth below, including their names, ages, a brief description of their recent business experience, including present occupations and employment, certain directorships that each person held during the last five years, and the year in which each person became a director of the Company. The Board oversees the Company’s business and investment activities and is responsible for protecting the interests of the Company’s shareholders. The responsibilities of the Board include, among other things, the oversight of the Company’s investment activities, the quarterly valuation of the Company’s assets, oversight of the Company’s financing arrangements and corporate governance activities.
Director Independence
A majority of the members of the Board are not “interested persons” of the Company or the Advisor, as defined in Section 2(a)(19) of the 1940 Act. These individuals are referred to as the Company’s independent directors (the “Independent Directors”). Section 2(a)(19) of the 1940 Act defines an “interested person” to include, among other things, any person who has, or within the last two years had, a material business or professional relationship with the Company. The members of the Board that are not Independent Directors are referred to as interested directors (the “Interested Directors”).
The Board has determined that the following director nominees are Independent Directors: Messrs. Breakstone and Schwartz. The Board has determined that the following directors are also Independent Directors: Messrs. Finlay and Hedin. The Board has determined that the following directors are Interested Directors: Messrs. Gatto and Reisner. Based upon information requested from each director concerning his background, employment and affiliations, the Board has affirmatively determined that none of the Independent Directors has, or within the last two years had, a material business or professional relationship with the Company, other than in his capacity as a member of the Board or any Board committee or as a shareholder.

NOMINEES FOR INDEPENDENT DIRECTOR
Name, Address(1), Age and Position(s) with Company	Term of Office(2) and Length of Time Served	Principal Occupation(s)	Other Public Directorships Held by Director
Robert A. Breakstone Age: 82 Director	2012 – 2020
Robert A. Breakstone has been the President and Chief Executive Officer of Landmark International Group, Inc., an independent consulting firm providing business development, financial, information technology, and marketing services to major corporations and start-up entrepreneurial ventures, since 1995. Previously, Mr. Breakstone served as Executive Vice President and Chief Operating Officer at GTECH Corporation, a provider of technology-based gaming systems and services, from 1988 to 1995, where he took the firm private in a leveraged buyout and then public again later in an initial public offering. Prior to GTECH, he was President and Chief Executive Officer at Health-tex, Inc., which we believe is a leading marketer and retailer of children’s apparel, from 1985 to 1988, where he led a management buyout of the firm from Chesebrough Pond’s Inc., where he served as Group Vice President and served on the Executive Committee and Board of Directors from 1974 to 1985. Prior to Chesebrough Pond’s, Mr. Breakstone was a Group Executive with the Chase Manhattan Bank N.A. from 1970 to 1974, where he managed major corporate, domestic and international banking divisions. From 1967 to 1970, he was Vice President and Chief Financial Officer of Systems Audits, Inc., a management consulting firm providing information technology services to the financial industry.
None

Mr. Breakstone also served on the board of directors of By Design International Ltd., a private, for-profit designer and marketer of women’s apparel and on the advisory board of Hoffinger Industries, Inc., a leader in the above-ground pool/filtration industry. In addition to his prior service as a member of the board of Chesebrough Pond’s, Mr. Breakstone also served on the board of directors of OSF, Inc., a Canadian publicly traded company, from 1996 to 1998 where, as a member of an independent special committee, he was responsible for selling the company to a US-based financial entity.

Mr. Breakstone served as an Adjunct Professor at the Graduate School of Business at Mercy College from 1999 to 2008. From 1963 to 1967, Mr. Breakstone was an adjunct professor at New York University.

In addition, from 1967 to 1969, Mr. Breakstone was an Adjunct Assistant Professor at Pace University. Mr. Breakstone’s degrees include a B.S. in Mathematics and an M.B.A. from the City College of New York.

Mr. Breakstone has extensive operating experience in both public and private companies in a variety of industries and has served as a member of various boards. This experience has provided Mr. Breakstone, in the opinion of the Board, with experience and insight that is beneficial to the Company.

Name, Address(1), Age and Position(s) with Company	Term of Office(2) and Length of Time Served	Principal Occupation(s)	Other Public Directorships Held by Director
Aron I. Schwartz Age: 49 Director	2012 – 2020
Aron I. Schwartz has been a Managing Director at ACON Investments since July 2014. Mr. Schwartz is the founder of Constructivist Capital, LLC, a firm that works with family offices and alternative asset management firms to pursue attractive investment opportunities. He was previously a consultant to and a Managing Director at Avenue Capital from 2012 to 2014, and held various positions culminating in Managing Director of Fenway Partners, a middle market private equity firm based in New York, from 1999 to 2011. From 1997 to 1999, Mr. Schwartz was an associate in the Financial Entrepreneurs Group of Salomon Smith Barney, where he worked on a variety of financings and advisory assignments. He also serves or has served on the board of directors of a number of other public and private companies, including True Value Company, 1-800 Contacts, Inc., Commonwealth Laminating & Coating, Inc., Easton Bell Sports, Inc., STVT-AAI Education Inc., Igloo Products Corp., APR Energy, PLC, Borden Dairy Holdings and ATU Auto Technick-Unger. In addition, Mr. Schwartz previously served on the board of directors of the Open Road Foundation and US-ASEAN Business Council. Mr. Schwartz, a Certified Management Accountant, received his J.D. and M.B.A with honors from U.C.L.A. and his B.A. and B.S.E. cum laude from the Wharton School at the University of Pennsylvania.
None

Mr. Schwartz has extensive experience in the finance and private equity industries and has served as a member of the board of directors of various public and private companies in a variety of industries. This experience, along with the fact that he is a Certified Management Accountant, has provided Mr. Schwartz, in the opinion of the Board, with experience and insight that is beneficial to the Company.

INDEPENDENT DIRECTORS
Name, Address(1), Age and Position(s) with Company	Term of Office(2) and Length of Time Served	Principal Occupation(s)	Other Public Directorships Held by Director
Peter I. Finlay Age: 58 Director	2016 – 2022
Peter I. Finlay is the founder and Managing Principal of Ardentis LLC, a corporate finance consulting firm that provides advisory services to companies in the U.S. and international markets. From 2008 to 2013, Mr. Finlay served as Managing Director of ICON Capital, LLC and was responsible for managing new business origination in Europe and North America. Prior to 2008, Mr. Finlay held various management positions both in financial institutions and in relevant industries. From 2006 to 2008, he served as Director of Equipment Finance at Landsbanki Commercial Finance where he established a new industrial finance business with a focus on originating middle market secured debt transactions. From 2003 to 2006, he served as Vice President & Regional Director Europe for GMAC Commercial Finance where he started a new equipment finance business. From 2000 to 2003, Mr. Finlay served as a Director of Project Finance Organization at Bell Labs Lucent Technologies and from 1997 to 1999 he served as a Marketing Director of Structured Finance at Transamerica Leasing, where he established a structured finance operation covering Europe and the Middle East. Mr. Finlay started his career at National Westminster Bank (1979 – 1986) before moving to Barclays (1986 – 1997), where he held various positions, including Manager in the middle market structured leasing department and Manager in the para-banking inspection department where he was responsible for reviewing risk management compliance and risk underwriting in the bank’s European equipment finance subsidiaries.
None

Since 2014, Mr. Finlay has been the Managing Principal of Ardentis LLC and is also an advisor to the board of EMM Investments LLC, a privately held asset manager engaged in lending to asset intensive companies. From 2009 to 2011, Mr. Finlay served as Chairman and non-executive Director of Premier Telesolutions Ltd. (UK).

Mr. Finlay became an Associate of the Chartered Institute of Bankers in England and Wales in 1994 and completed a Diploma in Financial Studies in 1997. He completed an M.B.A. at City University Business School in London in 1997 and subsequently served as a tutor in the evening M.B.A. program.

In the opinion of the Board, Mr. Finlay’s experience of working with large financial institutions in the middle market combined with his knowledge of structured finance, risk management and financial control, brings value to the Board.

Name, Address(1), Age and Position(s) with Company	Term of Office(2) and Length of Time Served	Principal Occupation(s)	Other Public Directorships Held by Director
Earl V. Hedin Age: 63 Director	2017 – 2022
Earl V. Hedin is the co-founder and Managing Partner of Hudson Partners Group LLC and its broker-dealer, Hudson Partners Securities LLC, registered with FINRA. The firm assists investment managers in raising institutional capital for hedge funds, private equity and other alternative investment strategies. From 1999 to 2007, Mr. Hedin served as a Senior Managing Director at Bear, Stearns & Co. Inc., where he held various senior roles building and guiding the Bear Stearns Asset Management Group. These roles included Chief Financial Officer, Director of Alternatives and co-head and founder of the firm’s Private Funds Group. He was responsible for the firm’s sponsored venture capital funds and headed the approximately $1 billion private equity fund-of-funds program. During his tenure, he created numerous alternative asset products and helped raise over $3 billion for these funds. Mr. Hedin also created the first hedge fund-of-funds product at Bear Stearns. From 1995 to 1998, he served as a Managing Director – Principal, and worked on several key international financial structuring projects, including the creation of Bear Stearns Irish Bank in Dublin. Additionally, Mr. Hedin created the Bear Stearns Dublin Development Center to reduce technology related costs. From 1994 to 1995, he served as Vice President at Bankers Trust New York Corporation, where he was responsible for strategic planning and management reporting. Prior to that, from 1989 to 1993, he worked as a Vice President and Controller in the firm’s Domestic Merchant Bank and directed all financial management functions across a variety of business units. During that time, he was also actively involved in the buying and selling of LBO partnership interests. From 1988 to 1989, he served as Vice President – Finance and Chief Financial Officer of American International Group’s credit subsidiary, A.I. Credit Corporation, and managed the firm’s liability portfolio. Previously, Mr. Hedin was an Associate in Morgan Stanley’s venture capital group as well as the Chief Financial Officer of the group’s activities. Prior to that, he served as a Senior Accountant at Price Waterhouse.
None

Mr. Hedin received his M.B.A from Rutgers Graduate School of Management in 1980 and did graduate studies at Carnegie-Mellon University. He received his B.A. from Rutgers College in 1978. Mr. Hedin is a holder of the right to use the Chartered Financial Analyst® designation and is a Certified Public Accountant (retired). Mr. Hedin also holds various FINRA licenses including Series 7, 63, 99, 24 (Securities Principal) and 27 (Financial Principal).

In the opinion of the Board, Mr. Hedin’s extensive experience working with large financial institutions combined with his knowledge of various alternative investment strategies and industries, provides experience and insight that is beneficial to the Company.

INTERESTED DIRECTORS(3)
Name, Address(1), Age and Position(s) with Company	Term of Office(2) and Length of Time Served	Principal Occupation(s)	Other Public Directorships Held by Director
Mark Gatto Age: 47 Co-Chairman and Co-Chief Executive Officer of the Company	2011 – 2021
Mark Gatto serves as Co-Chairman and Co-Chief Executive Officer of the Company and CIG. Mr. Gatto serves on the investment committee of CIM. In addition, Mr. Gatto is a Trustee, Co-President and Co-Chief Executive Officer and serves on the investment allocation committee of CION Ares Diversified Credit Fund, a diversified, closed-end management investment company, and a Director and Co-Chief Executive Officer of CION Ares Management, LLC, a registered investment adviser. He joined CION Investments in 1999. Mr. Gatto was formerly Executive Vice President and Chief Acquisitions Officer from May 2007 through January 2008. He served as Executive Vice President of Business Development from May 2006 through May 2007 and Vice President of Marketing from August 2005 through February 2006. Mr. Gatto was also Associate General Counsel for CIG from November 1999 until October 2000. Previously, Mr. Gatto was an executive for a leading international product development and marketing company from 2000 through 2003 and later co-founded a specialty business-consulting firm in New York City where he served as its managing partner before re-joining CION Investments in 2005. Mr. Gatto was also an attorney in private practice from 1996 through 1999. Mr. Gatto received an M.B.A from the W. Paul Stillman School of Business at Seton Hall University, a J.D. from Seton Hall University School of Law, and a B.S. from Montclair State University.
CION Ares Diversified Credit Fund

Through his broad experiences in business and corporate development, Mr. Gatto brings to the Company a unique business expertise as well as extensive financial and risk assessment abilities. Mr. Gatto’s service with CION Investments provides him with a specific understanding of the Company, its operations, and the business and regulatory issues similar to those issues facing business development companies. Mr. Gatto’s positions as Co-Chairman and Co-Chief Executive Officer of the Company provide the Board with a direct line of communication to, and direct knowledge of the operations of, the Company.

Name, Address(1), Age and Position(s) with Company	Term of Office(2) and Length of Time Served	Principal Occupation(s)	Other Public Directorships Held by Director
Michael A. Reisner Age: 49 Co-Chairman and Co-Chief Executive Officer of the Company	2011 – 2021
Michael A. Reisner serves as Co-Chairman and Co-Chief Executive Officer of the Company and CIG. Mr. Reisner serves on the investment committee of CIM. In addition, Mr. Reisner is a Trustee, Co-President and Co-Chief Executive Officer and serves on the investment allocation committee of CION Ares Diversified Credit Fund, a diversified, closed-end management investment company, and a Director and Co-Chief Executive Officer of CION Ares Management, LLC, a registered investment adviser. He joined CION Investments in 2001. Mr. Reisner was formerly Chief Financial Officer from January 2007 through April 2008. Mr. Reisner was also formerly Executive Vice President — Originations from February 2006 through January 2007. Mr. Reisner was Senior Vice President and General Counsel from January 2004 through January 2006. Mr. Reisner was Vice President and Associate General Counsel from March 2001 until December 2003. Previously, from 1996 to 2001, Mr. Reisner was an attorney in private practice in New York. Mr. Reisner received a J.D., cum laude, from New York Law School and a B.A. from the University of Vermont.
CION Ares Diversified Credit Fund

Through his extensive experiences as a senior executive, including his time as chief financial officer of CION Investments, Mr. Reisner brings business expertise, finance and risk assessment skills to the Company. Mr. Reisner’s prior position as a corporate attorney allows him to bring to the Board and the Company the benefit of his experience negotiating and structuring various investment transactions as well as an understanding of the legal, business, compliance and regulatory issues similar to those issues facing business development companies. Mr. Reisner’s positions as Co-Chairman and Co-Chief Executive Officer of the Company provide the Board with a direct line of communication to, and direct knowledge of the operations of, the Company.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
Name, Address(1), Age and Position(s) with Company	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Public Directorships Held by Officer
Keith S. Franz Age: 51 Managing Director, Chief Financial Officer and Treasurer	Since 2011
Keith S. Franz has served as the Company’s Chief Financial Officer and Treasurer since its inception. Mr. Franz is principally responsible for the financial and day-to-day operating activities of the Company. Mr. Franz is also the Chief Financial Officer of CIM, the Company’s registered investment advisor. Mr. Franz joined CION Investments in March 2009 and was formerly the Vice President of Finance and Accounting and then a Senior Vice President and Principal Financial Officer through 2011. Prior to joining CION Investments, Mr. Franz was a senior executive for a business advisory and consulting firm from 2008 to 2009, the Vice President of Corporate Finance for a large publicly traded company from 2004 through 2008 and a Senior Audit Manager with E&Y, LLP in their assurance and business advisory group from 1991 through 2004. Mr. Franz received a B.S. from Binghamton University and is a certified public accountant and a Series 27 Financial and Operations principal.
None

Gregg A. Bresner Age: 52 President and Chief Investment Officer	Since 2016
Gregg A. Bresner joined CIG in April 2016. Mr. Bresner has over 25 years of corporate finance, investment and portfolio management experience with a focus in the leveraged finance sector. Prior to joining the Company and CIM, Mr. Bresner worked at investment management and banking firms including Wasserstein Perella & Co., Bankers Trust Company, BT Alex. Brown, Deutsche Bank, Briscoe Capital Management and Plainfield Asset Management. Previously, Mr. Bresner served as the operating Chief Financial Officer of JDS Therapeutics from 2012 to 2016. At JDS, Mr. Bresner led the company’s financial, accounting, capital raising, corporate development and human resource functions and completed multiple capital raises, licensing transactions and acquisitions. In 2010, Mr. Bresner co-founded Tyto Capital, an investment firm specializing in private debt and equity investments in U.S. based middle-market companies. Tyto originated and acquired multiple private investments from 2010 to 2012, including an equity investment in JDS Therapeutics. In 2003, Mr. Bresner co-founded Briscoe Capital Management, a registered investment manager and the portfolio manager of the Fairfield Briscoe Senior Capital Fund, a debt fund focused on non-investment grade senior secured debt assets. Mr. Bresner actively managed a diversified loan portfolio of approximately 100 issuers. While at Briscoe, Mr. Bresner successfully raised and utilized approximately $700 million of committed debt facilities with Citigroup and CIBC. In mid-2006, the Briscoe Capital team merged into Plainfield Asset Management, a multi-billion dollar special situations hedge fund platform. From 2006 to 2010, Mr. Bresner served as a Managing Director of Plainfield, where he sourced and executed direct U.S. debt and equity investments for various Plainfield investment funds.
None

Name, Address(1), Age and Position(s) with Company	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Public Directorships Held by Officer

Mr. Bresner began his investment banking career in the Mergers & Acquisitions group of Wasserstein Perella, where he advised middle-market companies and private equity sponsors on mergers and acquisitions, leveraged recapitalization and restructuring transactions. While at Bankers Trust Company and Deutsche Bank, Mr. Bresner was a senior investment banker in the Financial Sponsors Group where he focused on sourcing, structuring and executing leveraged senior debt, high yield debt and mezzanine financings for private equity sponsors. Mr. Bresner graduated magna cum laude with a B.S. from Rensselaer Polytechnic Institute and received his M.B.A. from the Columbia University Graduate School of Business, where he was a Beta Gamma Sigma scholar. Mr. Bresner is a holder of the right to use the Chartered Financial Analyst® designation.

Stephen Roman Age: 38 Chief Compliance Officer and Secretary	Since 2016
Stephen Roman joined CIG in July of 2013 and since August 2013 has been Vice President of CIM. During his tenure at the Company, Mr. Roman has advised on numerous legal and regulatory matters and managed corporate and securities law compliance matters for the Company’s various corporate entities as well as its registered investment adviser. From November 2012 through June 2013, Mr. Roman served as an attorney in New York. Previously, he was an analyst at Forex Capital Markets. Mr. Roman received a J.D. from the Northwestern University School of Law and a B.S. from New York University. Mr. Roman is a holder of the right to use the Chartered Financial Analyst® designation and is a member of the CFA Institute.
None
(1)	The address for each officer and director is c/o CĪON Investment Corporation, 3 Park Avenue, 36th Floor, New York, NY 10016.
(2)
The Company’s directors are divided into three classes, each holding office for a three-year term. However, the initial members of the three classes had initial terms of one, two and three years, respectively. At each annual meeting of shareholders, the successors to the class of directors whose terms expire at such meeting will be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election. Each director will hold office for the term to which he or she is elected and serve until his or her successor is duly elected and qualified.

(3)	“Interested person” of the Company as defined in Section 2(a)(19) of the 1940 Act. Messrs. Gatto and Reisner are each an “interested person” because of their affiliation with CIM.

CORPORATE GOVERNANCE
Risk Oversight and Board Structure
Through its direct oversight role, and indirectly through its committees, the Board performs a risk oversight function for the Company consisting of, among other things, the following activities: (1) at regular and special Board meetings, and on an ad hoc basis as needed, receiving and reviewing reports related to the performance and operations of the Company; (2) reviewing and approving, as applicable, the compliance policies and procedures of the Company; (3) meeting with the portfolio management team to review investment strategies, techniques and the processes used to manage related risks; (4) meeting with, or reviewing reports prepared by, the representatives of the Company’s key service providers, including its investment adviser, administrator, and independent registered public accounting firm, to review and discuss the Company’s activities and to provide direction with respect thereto; and (5) engaging the services of the Company’s chief compliance officer to test the compliance procedures of the Company and certain of its service providers.
Messrs. Gatto and Reisner, who are “interested persons” as defined in Section 2(a)(19) of the 1940 Act, serve as the co-chief executive officers and co-chairmen of the Board. The Board believes that Messrs. Gatto and Reisner, as the Company’s co-chief executive officers and co-chairmen of the Board, are the directors with the most knowledge of the Company’s business strategy and are best situated to serve as chairmen of the Board. The Company’s articles of incorporation, as well as regulations governing BDCs generally, require that a majority of the Board be persons other than “interested persons” of the BDC, as defined in Section 2(a)(19) of the 1940 Act. The Board does not currently have a lead Independent Director. The Board, after considering various factors, has concluded that its structure is appropriate at this time. The Board will continue to monitor the Company’s structure and determine whether it remains appropriate based on the complexity of the Company’s operations.
Committees of the Board
The Board has established a standing audit committee and a standing nominating and corporate governance committee. The Board met ten times and took action by unanimous written consent four times during the fiscal year ended December 31, 2019. Each director attended more than 95% of the aggregate of all meetings of the Board held during the fiscal year ended December 31, 2019. The Company does not have a formal policy regarding director attendance at an annual meeting of shareholders.
Audit Committee
The members of the Company’s audit committee are Robert A. Breakstone, Peter I. Finlay, Aron I. Schwartz and Earl V. Hedin, each of whom meets the independence standards established by the SEC for audit committees and is independent for purposes of the 1940 Act. Mr. Schwartz serves as chairman of the audit committee. The Board has determined that Mr. Schwartz is an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K of the Exchange Act. The audit committee operates pursuant to a written charter and meets periodically as necessary. A copy of the audit committee’s charter is available on the Company’s website: www.cioninvestments.com. The audit committee is responsible for selecting, engaging and discharging the Company’s independent registered public accounting firm (the “independent accountants”), reviewing the plans, scope and results of the audit engagement with the Company’s independent accountants, approving professional services provided by the Company’s independent accountants (including compensation therefor), reviewing the independence of the Company’s independent accountants and reviewing the adequacy of the Company’s internal controls over financial reporting. The audit committee also establishes guidelines, reviews preliminary valuations and makes recommendations to the Board regarding the valuation of the Company’s loans and other investments. The audit committee met nine times in 2019.
Nominating and Corporate Governance Committee
The members of the Company’s nominating and corporate governance committee are Messrs. Breakstone, Finlay, Schwartz and Hedin, each of whom meets the independence standards established by the SEC for governance committees and is independent for purposes of the 1940 Act. Mr. Breakstone serves as chairman of the nominating and corporate governance committee. The nominating and corporate governance committee operates pursuant to a written charter and meets periodically as necessary. A copy of the nominating and corporate governance committee’s charter is available on the Company’s website: www.cioninvestments.com. The nominating and corporate governance committee is responsible for selecting, researching, and nominating directors for election by the Company’s shareholders, selecting nominees to fill vacancies on the Board or a committee of the Board, developing and recommending to the Board a set of corporate governance principles and overseeing the evaluation of the Board and the Company’s management. The nominating and corporate governance committee will consider shareholders’ proposed nominations for directors. The nominating and corporate governance committee met two times in 2019.
The nominating and corporate governance committee considers candidates suggested by its members and other directors, as well as the Company’s management and shareholders. A shareholder who wishes to recommend a prospective nominee for the Board must provide notice to the Company’s corporate secretary in accordance with the requirements set forth in the Company’s Bylaws, the nominating and corporate governance committee charter and any applicable law, rule or regulation regarding director nominations. Nominations should be sent to Stephen Roman, Corporate Secretary, CĪON Investment Corporation, 3 Park Avenue, 36th Floor, New York, NY 10016. To have a candidate considered by the nominating and corporate governance committee, a shareholder must submit the recommendation in writing and must include the following information:
•	The name of the shareholder and evidence of the person’s ownership of Shares, including the number of Shares owned and the length of time of the ownership;
•
The name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company and the person’s consent to be named as a director if selected by the nominating and corporate governance committee and nominated to the Board; and

•	If requested by the nominating and corporate governance committee, a completed and signed director’s questionnaire.
Compensation Committee
The Company does not have a compensation committee because its executive officers do not receive any direct compensation from the Company. However, the compensation payable to the Company’s investment adviser pursuant to the investment advisory agreement has been separately approved by a majority of the Independent Directors.
Compensation of Directors
Directors who do not also serve in an executive officer capacity for the Company or CIM are entitled to receive annual cash retainer fees, fees for attending Board and committee meetings and annual fees for serving as a committee chairperson. These directors are Messrs. Breakstone, Finlay, Schwartz and Hedin. Commencing January 1, 2019, these directors are paid (i) annual cash retainer fees of $90,000; (ii) fees for attending Board and committee meetings (in-person or telephonically) of $800 per meeting; and (iii) annual fees of $25,000 for serving as a committee chairperson (per committee). Amounts payable under this arrangement are determined and paid quarterly in arrears.
The Company also reimburses each of the above directors for all reasonable and authorized business expenses in accordance with the Company’s policies as in effect from time to time. The Company did not pay compensation to its directors who also serve in an executive officer capacity for the Company or CIM for the year ended December 31, 2019.
The Company’s directors were paid compensation of $458,668 in connection with their service on the Board during the year ended December 31, 2019. No director or executive officer receives pension or retirement benefits from the Company.
Communications Between Shareholders and the Board of Directors
The Board welcomes communications from the Company’s shareholders. Shareholders may send communications to the Board, or to any particular director, to the following address: c/o CĪON Investment Corporation, 3 Park Avenue, 36th Floor, New York, NY 10016. Shareholders should indicate clearly the director or directors to whom the communication is being sent so that each communication may be forwarded directly to the appropriate director(s).
Code of Business Conduct
The Company has adopted a code of business conduct which applies to, among others, its officers, including its Co-Chief Executive Officers and its Chief Financial Officer, as well as the members of the Board. The Company’s code of business conduct can be accessed via the Company’s website at www.cioninvestments.com. The Company intends to disclose any amendments to or waivers of required provisions of the code of business conduct on Form 8-K.
Compensation Discussion and Analysis
The Company’s executive officers do not receive any direct compensation from the Company. The Company does not currently have any employees and does not expect to have any employees. Services necessary for the Company’s business are provided by individuals who are officers of CIM or by individuals who were contracted by CIM to work on behalf of the Company, pursuant to the terms of the investment advisory agreement or administration agreement. Each of the Company’s executive officers is an officer of CIM, and the day-to-day investment operations and administration of the Company’s portfolio are managed by CIM. In addition, the Company reimburses CIM for the Company’s allocable portion of expenses incurred by CIM in performing its obligations under the administration agreement, including the allocable portion of the cost of the Company’s officers and their respective staffs determined under the administration agreement.
The investment advisory agreement and the administration agreement each provides that CIM and its officers, directors, controlling persons and any other person or entity affiliated with them acting as the Company’s agent shall be entitled to indemnification (including reasonable attorneys’ fees and amounts reasonably paid in settlement) for any liability or loss suffered by CIM or such other person, and CIM and such other person shall be held harmless for any loss or liability suffered by the Company, if (i) CIM has determined, in good faith, that the course of conduct which caused the loss or liability was in the Company’s best interests, (ii) CIM or such other person was acting on behalf of or performing services for the Company, (iii) the liability or loss suffered was not the result of willful malfeasance, bad faith or gross negligence by CIM or an affiliate thereof acting as the Company’s agent, and (iv) the indemnification or agreement to hold CIM or such other person harmless is only recoverable out of the Company’s net assets and not from the Company’s shareholders.
Certain Relationships and Related Transactions
The Company has procedures in place for the review, approval and monitoring of transactions involving the Company and certain persons related to the Company. For example, the Company has a code of business conduct that generally prohibits any employee, officer or director from engaging in any transaction where there is a conflict between such individual’s personal interest and the interests of the Company. Waivers to the code of business conduct can generally only be obtained from the Chief Compliance Officer, the Co-Chairmen of the Board or the Chairman of the audit committee of the Board and are publicly disclosed as required by applicable law and regulations. In addition, the audit committee reviews all related person transactions for potential conflict of interest situations on an ongoing basis in accordance with the Company’s code of ethics, code of business conduct and other applicable policies and procedures, and all such transactions are approved or ratified by the audit committee as set forth in the audit committee charter.
Messrs. Gatto and Reisner, the Company’s Co-Chairmen and Co-Chief Executive Officers, also serve as Co-Chief Executive Officers of CIM. In addition, Messrs. Gatto and Reisner each own indirectly approximately 38% of CIG’s ownership of CIM.
The Company has entered into an investment advisory agreement with CIM. Pursuant to the investment advisory agreement, the Company pays CIM a base management fee and an incentive fee. The Company has also entered into an administration agreement with CIM, pursuant to which the Company reimburses CIM for administrative expenses it incurs on the Company’s behalf.
On January 1, 2019, the Company entered into a servicing agreement with CIM’s affiliate, Apollo Investment Administration, L.P., or AIA, pursuant to which AIA furnishes the Company with administrative services including, but not limited to, loan and high yield trading services, trade and settlement support, and monthly valuation reports and support for all broker quoted investments. AIA is reimbursed for administrative expenses it incurs on the Company’s behalf in performing its obligations, provided that such reimbursement is reasonable, and costs and expenses incurred are documented.
Pursuant to an expense support and conditional reimbursement agreement between the Company and CIM, CIM has agreed to provide expense support to the Company in an amount that is sufficient to: (i) ensure that no portion of the Company’s distributions to shareholders will be paid from its offering proceeds or borrowings, and/or

(ii) reduce the Company’s operating expenses until it has achieved economies of scale sufficient to ensure that the Company bears a reasonable level of expense in relation to its investment income. Under certain conditions, CIM would be entitled to reimbursement of such expense support.
The Company’s executive officers, certain of its directors and certain other finance professionals of CION Investments also serve as executives of CIM and officers of the Company and Messrs. Gatto and Reisner are directors of CION Securities, LLC, the dealer manager for the offering of Shares, which ended on January 25, 2019. In addition, the Company’s executive officers and directors and the members of CIM and members of the investment committee serve or may serve as officers, directors or principals of entities that operate in the same, or related, line of business as the Company does or of investment funds, accounts or other investment vehicles managed by the Company’s affiliates. These investment funds, accounts or other investment vehicles may have investment objectives similar to the Company’s investment objective. The Company may compete with entities managed by CIM and its affiliates for capital and investment opportunities. As a result, the Company may not be given the opportunity to participate in certain investments made by investment funds, accounts or other investment vehicles managed by CIM or its affiliates or by members of the investment committee. However, to fulfill its fiduciary duties to each of its clients, CIM intends to allocate investment opportunities in a manner that is fair and equitable over time and is consistent with CIM’s allocation policy, investment objective and strategies so that the Company is not disadvantaged in relation to any other client. CIM has agreed with the Board that allocations among the Company and other investment funds affiliated with CIM will be made based on capital available for investment in the asset class being allocated. The Company expects that its available capital for investments will be determined based on the amount of cash on-hand, existing commitments and reserves, if any, and the targeted leverage level and targeted asset mix and other investment policies and restrictions set by the Board or as imposed by applicable laws, rules, regulations or interpretations.
Policies and Procedures for Managing Conflicts
CIM and its affiliates have both subjective and objective procedures and policies in place designed to manage the potential conflicts of interest between CIM’s fiduciary obligations to the Company and its similar fiduciary obligations to other clients. For example, such policies and procedures may be designed so that, when appropriate, certain investment opportunities may be allocated on an alternating basis that is fair and equitable among the Company and their other clients. An investment opportunity that is suitable for multiple clients of CIM and its affiliates may not be capable of being shared among some or all of such clients and affiliates due to the limited scale of the opportunity or other factors, including regulatory restrictions imposed by the 1940 Act. There can be no assurance that CIM’s or its affiliates’ efforts to allocate any particular investment opportunity fairly among all clients for whom such opportunity is appropriate will result in an allocation of all or part of such opportunity to the Company. Not all conflicts of interest can be expected to be resolved in the Company’s favor.
The principals of CIM have managed and will continue to manage investment vehicles with similar or overlapping investment strategies. In order to address these issues, CIM has put in place an investment allocation policy that addresses the co-investment restrictions set forth under the 1940 Act and seeks to ensure the equitable allocation of investment opportunities when the Company is able to co-invest with other accounts managed by CIM and affiliated entities. In the absence of receiving exemptive relief from the SEC that would permit greater flexibility relating to co-investments, CIM will apply the investment allocation policy. When the Company engages in such permitted co-investments, it will do so in a manner consistent with CIM’s allocation policy. Under this allocation policy, a fixed percentage of each opportunity, which may vary based on asset class and from time to time, will be offered to the Company and similar eligible accounts, as periodically determined by CIM and approved by the Board, including all of the Independent Directors. The allocation policy further provides that allocations among the Company and other accounts will generally be made pro rata based on each account’s capital available for investment, as determined, in the Company’s case, by the Board, including the Independent Directors. It is the Company’s policy to base its determinations as to the amount of capital available for investment on such factors as: the amount of cash on-hand, existing commitments and reserves, if any, the targeted leverage level, the targeted asset mix and other investment policies and restrictions set by the Board or imposed by applicable laws, rules, regulations or interpretations. The Company expects that these determinations will be made similarly for other accounts. In situations where co-investment with other entities managed by CIM or its affiliates is not permitted or appropriate, such as when there is an opportunity to invest in different securities of the same issuer, CIM will need to decide whether the Company or such other entity or entities will proceed with the investment. CIM will make these determinations based on its policies and procedures, which generally require that such opportunities be offered to eligible accounts in a manner that will be fair and equitable over time.

Competition
Certain officers of CIM are simultaneously providing investment management services to certain funds managed by ICON Capital and its affiliates. CIM may determine that it is appropriate for the Company and one or more other investment accounts managed by CIM or any of its affiliates to participate in an investment opportunity. Further, funds or accounts managed by Apollo Global Management, LLC (“Apollo”) or its affiliates may also wish to participate in such investment opportunity or may in fact own an existing interest in such investment opportunity. As a BDC, the Company is subject to certain regulatory restrictions in making its investments with entities with which the Company may be restricted from doing so under the 1940 Act, unless the Company obtains an exemptive order from the SEC or co-invests alongside such affiliates in accordance with existing regulatory guidance. However, there can be no assurance that the Company will obtain such exemptive relief. Even if the Company receives exemptive relief, CIM’s investment committee may determine that the Company should not participate in a co-investment transaction. Furthermore, the Company is subject to certain regulatory restrictions on investing with Apollo Investment Management, L.P. (“AIM”), a subsidiary of Apollo, and its affiliates in transactions where AIM or its affiliates negotiate terms other than price on the Company’s behalf.
Affiliated Dealer Manager
The dealer manager is an affiliate of CIM. This relationship may have created conflicts in connection with the dealer manager’s due diligence obligations under the federal securities laws. Although the dealer manager examined the information in the prospectus for accuracy and completeness, due to its affiliation with CIM, no independent review of the Company was made in connection with the distribution of Shares in the offering, which ended on January 25, 2019.
Co-Investment Opportunities
As a BDC, the Company is subject to certain regulatory restrictions in negotiating or investing in certain investments with entities with which the Company may be restricted from doing so under the 1940 Act, such as CIM and its affiliates, unless the Company obtains an exemptive order from the SEC. Furthermore, the Company is subject to certain regulatory restrictions on investing with AIM and its affiliates in transactions where AIM or its affiliates negotiate terms other than price on the Company’s behalf. The Company is limited in its ability to engage in co-investment transactions with AIM and its affiliates and CIM and its affiliates without exemptive relief from the SEC.
Material Non-public Information
The Company’s senior management, members of CIM’s investment committee and other investment professionals from CIM may serve as directors of, or in a similar capacity with, companies in which the Company invests or in which it is considering making an investment. Through these and other relationships with a company, these individuals may obtain material non-public information that might restrict the Company’s ability to buy or sell the securities of such company under the policies of the company or applicable law.
Appraisal and Compensation
The Company’s articles of incorporation provide that, in connection with any transaction involving a merger, conversion or consolidation, either directly or indirectly, involving the Company and the issuance of securities of a surviving entity after the successful completion of such transaction, or “roll-up,” an appraisal of all of the Company’s assets will be obtained from a competent independent appraiser that will be filed as an exhibit to the registration statement registering the roll-up transaction. Such appraisal will be based on all relevant information and will indicate the value of the Company’s assets as of a date immediately prior to the announcement of the proposed roll-up. The engagement of such independent appraiser will be for the exclusive benefit of the Company’s shareholders. A summary of such appraisal will be included in a report to the Company’s shareholders in connection with a proposed roll-up. All shareholders will be afforded the opportunity to vote to approve such proposed roll-up and will be permitted to receive cash in an amount of such shareholder’s pro rata share of the appraised value of the Company’s net assets.
Section 16(a) Beneficial Ownership Reporting Compliance
Pursuant to Section 16(a) of the Exchange Act, the Company’s directors and executive officers, and any persons holding more than 10% of its Shares, are required to report their beneficial ownership and any changes therein to the SEC and the Company. Specific due dates for those reports have been established, and the Company is required to report herein any failure to file such reports by those due dates. Based on the Company’s review of Forms 3, 4 and 5 filed by such persons and information provided by the Company’s directors and officers, the Company believes that during the fiscal year ended December 31, 2019, all Section 16(a) filing requirements applicable to such persons were met in a timely manner.
Required Vote
Each director shall be elected by a plurality of all the votes cast at the Annual Meeting in person or by proxy, provided that a quorum is present. Each Share may be voted for the director nominees. Votes that are withheld will have no effect on the outcome of the vote on this proposal. Shares represented by broker non-votes are also not considered votes cast and thus have no effect on this proposal.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF
THE DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT.

PROPOSAL 2
RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
RSM US LLP (“RSM”) has been selected to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. The Company knows of no direct financial or material indirect financial interest of RSM in the Company. A representative of RSM will be available by telephone or in person to answer questions during the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so.
Change in Independent Registered Public Accounting Firm
On March 22, 2019, the Company dismissed Ernst & Young LLP (“Ernst & Young”) as its independent registered public accounting firm. The decision to dismiss Ernst & Young was recommended and approved by the audit committee of the Board.
Ernst & Young’s audit reports on the Company’s financial statements for the fiscal years ended December 31, 2018 and 2017 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s two most recent fiscal years and in the subsequent interim period from January 1, 2019 through March 22, 2019, there were (i) no disagreements between the Company and Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference to the subject matter of the disagreements in their reports on the financial statements for such years, and (ii) no reportable events (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).
On March 26, 2019, the Company engaged RSM as its new independent registered public accounting firm. The decision to engage RSM was recommended and approved by the audit committee of the Board.
During the Company’s two most recent fiscal years and in the subsequent interim period from January 1, 2019 through March 26, 2019, neither the Company nor anyone acting on its behalf consulted with RSM regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.
Fees
RSM acted as the independent registered public accounting firm for the Company for the fiscal year ended December 31, 2019. Ernst & Young acted as the independent registered public accounting firm for the Company for the fiscal years ended December 31, 2012, 2013, 2014, 2015, 2016, 2017 and 2018. Set forth in the table below are audit fees and non-audit related fees billed to the Company by RSM and Ernst & Young, as applicable, for professional services performed for the Company’s fiscal years ended December 31, 2019 and 2018.
Fiscal Year	Audit Fees*	Audit-Related Fees**	Tax Fees***	All Other Fees****
2019	$611,409	$—	$6,500	$—
2018	$903,900	$—	$30,600	$3,400
*
“Audit Fees” consist of fees billed to the Company by RSM and Ernst & Young, as applicable, for professional services rendered for the audit of the Company’s year-end financial statements. These fees billed include fees relating to the review by Ernst & Young of the Company’s registration statement filed with the SEC pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

**
“Audit-Related Fees” are those fees billed to the Company by RSM and Ernst & Young, as applicable, relating to audit services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.”

***	“Tax Fees” are those fees billed to the Company by RSM and Ernst & Young, as applicable, in connection with tax compliance services, including primarily the review of the Company’s income tax returns.
****	“All Other Fees” are those fees billed to the Company by RSM and Ernst & Young, as applicable, in connection with permitted non-audit services.
The Company’s audit committee reviews, negotiates and approves in advance the scope of work, any related engagement letter and the fees to be charged by the independent registered public accounting firm for audit services and permitted non-audit services for the Company. All of the audit and non-audit services described above for which RSM and Ernst & Young, as applicable, billed the Company for the fiscal years ended December 31, 2019 and 2018 were pre-approved by the audit committee.

Audit Committee Report(1)
As part of its oversight of the Company’s financial statements, the Audit Committee reviewed and discussed with both management and RSM US LLP and Ernst & Young LLP, the Company’s current and former independent registered public accounting firm, respectively, the Company’s consolidated financial statements filed with the SEC for the fiscal year ended December 31, 2019. Management advised the Audit Committee that all financial statements were prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and reviewed significant accounting issues with the Audit Committee. The Audit Committee also discussed with RSM US LLP and Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and by the Auditing Standards Board of the American Institute of Certified Public Accountants.
The Audit Committee has established a pre-approval policy that describes the permitted audit, audit-related, tax, and other services to be provided by RSM US LLP and Ernst & Young LLP. Pursuant to the policy, the Audit Committee pre-approves the audit and non-audit services performed by RSM US LLP and Ernst & Young LLP in order to assure that the provision of such service does not impair each firm’s independence.
Any requests for audit, audit-related, tax, and other services that have not received general pre-approval must be submitted to the Audit Committee for specific pre-approval in accordance with its pre-approval policy, irrespective of the amount, and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by RSM US LLP or Ernst & Young LLP to management.
The Audit Committee received and reviewed the written disclosures and the letters from RSM US LLP and Ernst & Young LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding RSM US LLP’s and Ernst & Young LLP’s communications with the Audit Committee concerning independence and has discussed with RSM US LLP and Ernst & Young LLP their respective independence. The Audit Committee has reviewed the audit fees paid by the Company to RSM US LLP and Ernst & Young LLP. It has also reviewed non-audit services and fees to assure compliance with the Company’s and the Audit Committee’s policies restricting RSM US LLP and Ernst & Young LLP from performing services that might impair their respective independence.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements of the Company as of and for the years ended December 31, 2019, 2018 and 2017 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the SEC.
March 10, 2020
The Audit Committee
Aron I. Schwartz, Chair
Robert A. Breakstone
Peter I. Finlay
Earl V. Hedin
Vote Required
The affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy, provided a quorum is present, is required to ratify the appointment of RSM to serve as the Company’s independent registered public accounting firm. Abstentions will not be included in determining the number of votes cast and, as a result, will have no effect on the result of the vote. Because brokers will have discretionary authority to vote for the ratification of the appointment of the Company’s independent registered public accounting firm in the event that they do not receive voting instructions from the beneficial owner of the Shares, there will not be any broker non-votes with respect to this proposal.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF RSM US LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020
(1)
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 3

APPROVAL TO OFFER AND SELL SHARES AT A PRICE BELOW NET ASSET VALUE
Background
The 1940 Act generally prohibits the Company, as a BDC, from offering and selling Shares at a price per Share, after deducting selling commissions and dealer manager fees, below the then-current net asset value per Share (“NAV”) unless the Company meets certain exceptions.
One such exception would permit the Company to sell or otherwise issue Shares, not exceeding 25% of its then outstanding Shares, during the next year at a price below the Company’s then-current NAV if its shareholders approve such a sale and the Company’s directors make certain determinations prior to the sale or issuance of such Shares. A majority of the Company’s independent directors and a majority of the Company’s directors who have no financial interest in the sale would be required to make a determination as to whether such sale would be in the best interests of the Company and its shareholders prior to selling Shares at a price below NAV per share if the Company’s shareholders were to approve such a proposal. A majority of the Company’s independent directors and a majority of the Company’s directors who have no financial interest in the sale, in consultation with the underwriter or underwriters of the offering if it is to be underwritten, would also be required to determine in good faith, and as of a time immediately prior to the first solicitation by or on behalf of the Company of firm commitments to purchase the Company’s Shares or immediately prior to the issuance of such Shares, that the price at which the Shares is to be sold is not less than a price which closely approximates its market value, less any distributing commission or discount.
The Company is seeking the approval of its shareholders so that it may, in one or more public or private offerings of its Shares, sell or otherwise issue Shares, not exceeding 25% of its then outstanding Shares, at a price below NAV, subject to the conditions set forth in this proposal. The Board, including all of the Independent Directors, recommends the proposal to the shareholders for their approval. If approved, the authorization would be effective for securities issued during a twelve-month period following shareholder approval.
Reasons to Offer Shares Below NAV
Status as a RIC and Maintaining a Favorable Debt to Equity Ratio
As a BDC and a regulated investment company (“RIC”) for tax purposes, the Company is dependent on its ability to raise capital through the issuance of its Shares. RICs generally must distribute substantially all of their earnings to shareholders as dividends in order to achieve pass-through tax treatment, which prevents the Company from retaining any meaningful amount of earnings to support operations, which may include making new investments (including investments into existing portfolio companies). The Company must also comply with the 200% asset coverage requirements in order to incur debt or issue senior securities. Because BDCs must determine the fair value of the assets in their portfolio quarterly, an unfavorable shift in market dynamics or the existence of underperforming assets may lower that determination of fair value and therefore proportionately increase the value of balance sheet debt compared to assets.
Failure to maintain the required asset coverage ratio could have severe negative consequences for the Company, including the inability to pay dividends and breach of covenants in the Company’s credit facilities. Although the Company does not currently expect to breach the asset coverage ratio, the markets it operates in and the general economy are currently exceptionally volatile and uncertain. Even if the underlying performance of one or more portfolio companies may not indicate an impairment or inability to repay all principal and interest in full, volatility in the capital markets may negatively impact the valuations of investments and create unrealized capital depreciation on certain investments. Any such write-downs in value (as well as unrealized capital depreciation based on the underlying performance of the Company’s portfolio companies, if any) will negatively impact the Company’s total assets and the resulting asset coverage ratio. Issuing additional equity would allow the Company to realign its debt to equity ratio and avoid these negative consequences. In addition to meeting legal requirements applicable to BDCs, having a more favorable debt to equity ratio would also generally strengthen the Company’s balance sheet and give it more flexibility to fully execute its business strategy.
Current Market Conditions
From time to time, capital markets may experience periods of disruption and instability. The market is currently experiencing such a period of severe instability due to the effects of the COVID-19 pandemic and the measures taken to contain it. This period of market disruption and instability may adversely affect the Company’s access to sufficient debt and equity capital. Debt capital that will be available, if any, may be at a higher cost and on less favorable terms and conditions. Further, although the Company has terminated its public offering, it may be advantageous to seek to raise additional equity capital in private placements, which would be greatly aided by the flexibility of being able to offer Shares at a price below current NAV. This access to equity capital will allow the Company to better negotiate with its lenders and avoid the Company from being a forced seller of assets in this current marketplace. It will also preserve financial flexibility during these uncertain times for other purposes, such as providing liquidity to troubled portfolio companies by participating in a capital restructurings. In addition, the Company believes that additional attractive investment opportunities may present themselves during this period.
Conditions to the Sale of the Company’s Shares Below NAV
If shareholders approve this proposal, the Company will sell Shares at a price below NAV per Share, exclusive of sales compensation, only if the following conditions are met:
•	a majority of the Independent Directors who have no financial interest in the sale have approved the sale;
•
a majority of such Independent Directors, who, in consultation with the underwriter or underwriters of the offering, if any, have determined in good faith, and as of a time immediately prior to the first solicitation by or on behalf of the Company of firm commitments to purchase such securities, or immediately prior to the sale of such securities, that the price at which such securities are to be sold is not less than a price which closely approximates the market value of those securities, less any underwriting commission or discount; and

•	the cumulative number of Shares sold pursuant to such authority does not exceed 25% of the Company’s then outstanding common stock immediately prior to each such sale.
Key Shareholder Considerations
Before voting on this proposal or giving proxies with regard to this matter, shareholders should consider the dilutive effect of the issuance of the Company’s Shares at less than NAV per share. Any sale of Shares at a price below NAV would result in immediate dilution to existing shareholders. Since under this proposal the Company’s Shares could be issued at a price that is substantially below the NAV per share, the dilution could be substantial. This dilution would include reduction in the NAV per share as a result of the issuance of Shares at a price below the NAV per share, and a proportionately greater decrease in a shareholder’s interest in the earnings and assets of the Company and voting interest in the Company, than the increase in the assets of the Company resulting from such issuance. If this proposal is approved, the Board may, consistent with its fiduciary duties, approve the sale or otherwise issue the Company’s Shares at any discount to its then current NAV per share; however, the Board will consider the potential dilutive effect of the issuance of Shares at a price below the NAV per Share when considering whether to authorize any such issuance and will act in the best interests of the Company and its shareholders in doing so.
The 1940 Act establishes a connection between common share sale price and NAV because, when shares of common stock or other specific securities are sold at a sale price below NAV per share, the resulting increase in the number of outstanding shares is not accompanied by a proportionate increase in the net assets of the issuer. Further, if current shareholders of the Company do not purchase any Shares to maintain their percentage interest, regardless of whether such offering is above or below the then current NAV, their voting power will be diluted. For an illustration of the potential dilutive effect of an offering of the Company’s Shares at a price below NAV, please see the table below under the heading “Examples of Dilutive Effect of the Issuance of Shares at a Price Below NAV.”
It should be noted that the cumulative number of Shares sold below NAV pursuant to this proposal is limited to 25% of the Company’s then-outstanding Shares immediately prior to each such sale. While the Company will aggregate all Shares sold below NAV throughout the year for purposes of this limit, the maximum is based on the percentage of outstanding Shares at the time of each offering and if the Company issues additional Shares throughout the year, the Company would be able to issue more Shares below NAV before reaching the 25% limit. Furthermore, there would be no limit on the discount to NAV at which Shares could be sold.

Examples of Dilutive Effect of the Issuance of Shares at a Price Below NAV
Impact on Existing Shareholders who do not Participate in the Offering
Existing shareholders who do not participate in an offering at a price below NAV or who do not buy additional Shares in the secondary market at the same or lower price obtained by the Company in the offering face the greatest potential risks. These shareholders will experience an immediate dilution in the NAV of the Shares they hold and will also experience a disproportionately greater decrease in their participation in the Company’s earnings and assets and their voting power than the increase the Company will experience in its assets and voting interests due to such offering.
The following chart illustrates the level of NAV dilution that would be experienced by a nonparticipating shareholder in three different hypothetical offerings of different sizes and levels of discount from NAV. The examples assume that the issuer has 1,000,000 Shares outstanding, $15,000,000 in total assets and $5,000,000 in total liabilities. Based on these assumptions, the current net asset value of the Company and NAV thus would be $10,000,000 and $10.00, respectively. The table below illustrates the dilutive effect on nonparticipating Shareholder A of (1) an offering of 50,000 Shares (5% of the outstanding Shares) at $9.50 per Share after offering expenses and commissions (a 5% discount from NAV); (2) an offering of 100,000 Shares (10% of the outstanding Shares) at $9.00 per Share after offering expenses and commissions (a 10% discount from NAV); (3) an offering of 200,000 Shares (20% of the outstanding Shares) at $8.00 per Share after offering expenses and commissions (a 20% discount from NAV); (4) an offering of 250,000 Shares (25% of the outstanding Shares) at $7.50 per Share after offering expenses and commissions (a 25% discount from NAV) and (5) an offering of 250,000 Shares (25% of the outstanding Shares) at $0.00 per Share after offering expenses and commissions (a 100% discount from NAV). The offering document pursuant to which any discounted offering is made will include a chart for these examples based on the actual number of Shares in such offering and the actual discount from the most recently determined NAV. It is not possible to predict the level of market price decline that may occur. These examples are provided for illustrative purposes only.
		Example 1 5% Offering At 5% Discount		Example 2 10% Offering At 10% Discount		Example 3 20% Offering At 20% Discount		Example 4 25% Offering At 25% Discount		Example 5 25% Offering At 100% Discount
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public	—	$10.00	—	$9.47	—	$8.42	—	$7.89	—	$—	—
Net Proceeds per Share to Issuer	—	$9.50	—	$9.00	—	$8.00	—	$7.50	—	$—	—
Decrease to NAV
Total Shares Outstanding	1,000,000	1,050,000	5.00%	1,100,000	10.00%	1,200,000	20.00%	1,250,000	25.00%	1,250,000	25.00%
NAV per Share	$10.00	$9.98	(0.24)%	$9.91	(0.91)%	$9.67	(3.33)%	$9.50	(5.00)%	$8.00	(20.00)%
Dilution to Shareholder
Shares Held by Shareholder A	10,000	10,000	—	10,000	—	10,000	—	10,000	—	10,000	—
Percentage Held by Shareholder A	1.0%	0.95%	(4.76)%	0.91%	(9.09)%	0.83%	(16.67)%	0.80%	(20.00)%	0.80%	(20.00)%
Total Asset Values
Total NAV Held by Shareholder A	$100,000	$99,762	(0.24)%	$99,091	(0.91)%	$96,667	(3.33)%	$95,000	(5.00)%	$80,000	(20.00)%
Total Investment by Shareholder A (Assumed to be $10.00 per Share)	$100,000	$100,000	—	$100,000	—	$100,000	—	$100,000	—	$100,000	—
Total Dilution to Shareholder A (Total NAV Less Total Investment)	—	$(238)	—	$(909)	—	$(3,333)	—	$(5,000)	—	$(20,000)	—
Per Share Amounts
NAV per Share Held by Shareholder A	—	$9.98	—	$9.91	—	$9.67	—	$9.50	—	$8.00	—
Investment per Share Held by Shareholder A (Assumed to be $10.00 per Share on Shares Held Prior to Sale)	$10.00	$10.00	—	$10.00	—	$10.00	—	$10.00	—	$10.00	—
Dilution per Share Held by Shareholder A (NAV per Share Less Investment per Share)	—	$(0.02)	—	$(0.09)	—	$(0.33)	—	$(0.50)	—	$(2.00)	—
Percentage Dilution to Shareholder A (Dilution per Share Divided by Investment per Share)	—	—	(0.24)%	—	(0.91)%	—	(3.33)%	—	(5.00)%	—	(20.00)%

Impact on Existing Shareholders Who Participate in the Offering
Existing shareholders who participate in an offering at a price below NAV or who buy additional Shares in the secondary market at the same or lower price as the Company obtains in the offering (after expenses and commissions) will experience the same types of NAV dilution as the nonparticipating shareholders, although at a lower level, to the extent they purchase less than the same percentage of the discounted offering as their interest in the Company’s Shares immediately prior to the offering. The level of NAV dilution will decrease as the number of Shares such shareholders purchase increases. Existing shareholders who buy more than such percentage will experience NAV dilution but will, in contrast to existing shareholders who purchase less than their proportionate share of the offering, experience accretion in NAV over their investment per Share and will also experience a disproportionately greater increase in their participation in the Company’s earnings and assets and their voting power than the Company’s increase in assets and voting interests due to such offering. The level of accretion will increase as the excess number of Shares such shareholder purchases increases. Even a shareholder who over-participates will, however, be subject to the risk that the Company may make additional discounted offerings in which such shareholder does not participate, in which case such a shareholder will experience NAV dilution as described above in such subsequent offerings.
The below examples assume that the issuer has 1,000,000 Shares outstanding, $15,000,000 in total assets and $5,000,000 in total liabilities. Based on these assumptions, the current net asset value of the Company and NAV thus would be $10,000,000 and $10.00, respectively. The table below illustrates the dilutive and accretive effect in the hypothetical 25% discount offering from the prior chart for Shareholder A that acquires Shares equal to (1) 50% of their proportionate share of the offering (i.e., 1,250 Shares, which is 0.50% of the offering of 250,000 Shares rather than their 1.00% proportionate share) and (2) 150% of their proportionate share of the offering (i.e., 3,750 Shares, which is 1.50% of the offering of 250,000 Shares rather than their 1.00% proportionate share). The offering document pursuant to which any discounted offering is made will include a chart for these examples based on the actual number of Shares in such offering and the actual discount from the most recently determined NAV. It is not possible to predict the level of market price decline that may occur. These examples are provided for illustrative purposes only.
	Prior to Sale Below NAV	50% Participation		150% Participation
		Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to public	—	$7.89	—	$7.89	—
Net proceeds per Share to issuer	—	$7.50	—	$7.50	—
Increases in Shares and Decrease to NAV
Total Shares outstanding	1,000,000	1,250,000	25.00%	1,250,000	25.00%
NAV per Share	$10.00	$9.50	(5.00)%	$9.50	(5.00)%
(Dilution)/Accretion to Participating Shareholder A
Shares held by Shareholder A	10,000	11,250	12.50%	13,750	37.50%
Percentage held by Shareholder A	1.00%	0.90%	(10.00)%	1.10%	10.00%
Total Asset Values
Total NAV held by Shareholder A	$100,000	$106,875	6.88%	$130,625	30.63%
Total investment by Shareholder A (assumed to be $10.00 per Share on Shares held prior to sale)	$100,000	$109,863	9.86%	$129,588	29.59%
Total (dilution)/accretion to Shareholder A (total NAV less total investment)	—	$(2,988)	—	$1,037	—
Per Share Amounts
NAV held by Shareholder A	—	$9.50	—	$9.50	—
Investment per Share held by Shareholder A (assumed to be $10.00 per Share on shares held prior to sale)	$10.00	$9.77	(2.30)%	$9.42	(5.80)%
(Dilution)/accretion per Share held by Shareholder A (NAV less investment per Share)	—	$(0.27)	—	$0.08	—
Percentage (dilution)/accretion to Shareholder A (dilution/accretion per Share divided by investment per Share)	—	—	(2.76)%	—	0.85%

Impact on New Investors
The following examples illustrate the level of NAV dilution or accretion that would be experienced by a new shareholder in the Company in three different hypothetical Share offerings of different sizes and levels of discount from NAV per Share, although it is not possible to predict the level of market price decline that may occur. Actual sales prices and discounts may differ from the presentation below.
Investors who are not currently shareholders of the Company, but who participate in an offering by the Company below NAV and whose investment per Share is greater than the resulting NAV per Share due to expenses and any commissions paid by the Company, will experience an immediate decrease, albeit small, in the NAV of their Shares and their NAV per Share compared to the price they pay for their Shares. Investors who are not currently shareholders of the Company and who participate in an offering by the Company below NAV per Share and whose investment per Share is also less than the resulting NAV per Share due to expenses and any commissions paid by the Company being significantly less than the discount per Share, will experience an immediate increase in the NAV of their Shares and their NAV per Share compared to the price they pay for their Shares. All of these investors will experience a disproportionately greater participation in the Company’s earnings and assets and their voting power than the Company’s increase in assets, potential earning power and voting interests. These investors will, however, be subject to the risk that the Company may make additional discounted offerings in which such new shareholder does not participate, in which case such new shareholder will experience dilution as described above in such subsequent offerings by the Company. These investors may also experience a decline in the market price of their Shares, which often reflects to some degree announced or potential increases and decreases in NAV per Share. Their decrease could be more pronounced as the size of the offering and level of discounts increases.
The following examples illustrate the level of NAV dilution or accretion that would be experienced by a new shareholder who purchases the same percentage (1.00%) of the Shares in the three different hypothetical offerings of Shares of different sizes and levels of discount from NAV per Share. The examples assume that the issuer has 1,000,000 Shares outstanding, $15,000,000 in total assets and $5,000,000 in total liabilities. Based on these assumptions, the current NAV and NAV per Share thus would be $10,000,000 and $10.00, respectively. The table below illustrates the dilutive and accretive effects on Shareholder A at (1) an offering of 50,000 Shares (5% of the outstanding Shares) at $9.50 per Share after offering expenses and any commissions (a 5% discount from NAV); (2) an offering of 100,000 Shares (10% of the outstanding Shares) at $9.00 per Share after offering expenses and any commissions (a 10% discount from NAV); and (3) an offering of 200,000 Shares (20% of the outstanding Shares) at $8.00 per Share after offering expenses and any commissions (a 20% discount from NAV).
		Example 1 5% Offering at 5% Discount		Example 2 10% Offering at 10% Discount		Example 3 20% Offering at 20% Discount
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to public	—	$10.05	—	$9.52	—	$8.47	—
Net offering proceeds per Share to issuer	—	$9.50	—	$9.00	—	$8.00	—
Decrease to NAV
Total Shares outstanding	—	1,050,000	5.00%	1,100,000	10.00%	1,200,000	20.00%
NAV per Share	—	$9.98	(0.20)%	$9.91	(0.90)%	$9.67	(3.30)%
Dilution to Shareholder A
Shares held by Shareholder A	—	500	—	1,000	—	2,000	—
Percentage held by Shareholder A	—	—	—	—	—	—	—
Total Asset Values
Total NAV held by Shareholder A	—	$4,990	—	$9,910	—	$19,340	—
Total investment by Shareholder A	—	$5,025	—	$9,952	—	$16,940	—
Total dilution to Shareholder A (total NAV less total investment)	—	$(35)	—	$390	—	$2,400	—

		Example 1 5% Offering at 5% Discount		Example 2 10% Offering at 10% Discount		Example 3 20% Offering at 20% Discount
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Per Share Amounts
NAV per Share held by Shareholder A	—	$9.98	—	$9.91	—	$9.67	—
Investment per Share held by Shareholder A	—	$10.05	—	$9.52	—	$8.47	—
Dilution per Share held by Shareholder A (NAV per Share less investment per Share)	—	$(0.07)	—	$0.39	—	$1.20	—
Percentage dilution to Shareholder A (dilution per Share divided by investment per Share)	—	—	—	(0.70)%	4.10%	—	14.17%
The discount to NAV is a result of market perception that moves the Share price and thus NAV is only one determinant of market value.
Notwithstanding the dilutive effect of any equity financing on the Company’s NAV, the Board has considered the Company’s potential need to obtain additional capital for the repayment of indebtedness, investment or other corporate purposes discussed in this proxy statement. With more capital to utilize, the Board believes that the Company would be able to pay down its outstanding indebtedness or make investments with more significant earnings and growth potential. The Board further believes that over time the value of the incremental assets available for investment or other uses, taken together with the other factors previously discussed, may be reflected positively in the market price of the Shares and that such increases may exceed the initial dilutive effects that the Company is likely to experience in its NAV due to offerings of Shares in accordance with this proposal.
Other Considerations
In reaching its recommendation to shareholders to approve the Share Issuance Proposal, the Board considered a possible source of conflict of interest due to the fact that the proceeds from the issuance of additional Shares may increase the management fees that the Company pays to the Advisor as such fees are partially based on the amount of the Company’s gross assets. The Board, including a majority of the Independent Directors, concluded that the benefits to the Company’s shareholders from increasing the Company’s capital base outweighed any detriment from increased management fees, especially considering that the management fees would increase regardless of whether the Company offers Shares at a price below NAV per Share or above NAV per Share. The Board also considered the effect of the following factors:
•	the costs and benefits of an offering of Shares below NAV per Share compared to other possible means for raising capital or concluding not to raise capital;
•	the size of an offering of Shares in relation to the number of Shares outstanding;
•	the general conditions of the securities markets; and
•	any impact on operating expenses associated with an increase in capital.
Required Vote
Approval of the Share Issuance Proposal requires the affirmative vote of the holders of (1) a majority of the outstanding voting securities entitled to vote at the Meeting and (2) a majority of the outstanding Shares entitled to vote at the Meeting that are not held by affiliated persons of the Company. The 1940 Act defines “a majority of outstanding voting securities” of the Company as (a) 67% or more of the voting securities present at the Meeting if the holders of more than 50% of the outstanding voting securities of the Company are present or represented by proxy or (b) more than 50% of the outstanding voting securities of the Company, whichever is less. You may vote for or against or abstain on the Share Issuance Proposal. Abstentions and broker non-votes will not count as affirmative votes cast and will therefore have the same effect as votes against the Share Issuance Proposal.

If shareholders approve the Share Issuance Proposal, during a one-year period commencing on the date of such approval, the Company will be permitted, but not required or otherwise obligated, to offer and sell newly issued Shares at a price below NAV per Share at the time sold.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL
OF THE SHARE ISSUANCE PROPOSAL.

PROPOSAL 4
ADJOURNMENT OF THE MEETING
If a quorum is not present at the Meeting, or if a quorum is present but there are not sufficient votes to approve the Director Proposal, the Accountant Proposal, or the Share Issuance Proposal, the shareholders may be asked to vote on the Adjournment Proposal to solicit additional proxies. If the Adjournment Proposal is submitted for a vote of and approved by shareholders, the Meeting will be adjourned to a date not more than 120 days after the Record Date to enable the Company to solicit additional proxies in favor of the applicable Proposal(s) (including proxies from shareholders that have previously voted against the applicable Proposal(s)).
The Board believes that, if the number of Shares voting in favor of the Director Proposal, the Accountant Proposal, or the Share Issuance Proposal is insufficient to approve the applicable Proposal(s), it is in the best interests of the shareholders to enable the Company, for the limited period of time described above, to continue to seek to obtain a sufficient number of additional votes in favor of the applicable Proposal(s). The time and place of the adjourned meeting will be announced at the time the adjournment is taken. Any adjournment of the Meeting for the purpose of soliciting additional proxies will allow the shareholders who have already sent in their proxies to revoke them at any time prior to their use at the Meeting, as adjourned or postponed.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

SUBMISSION OF SHAREHOLDER PROPOSALS
Reguirements for Shareholder Proposals to Be Considered for Inclusion in the Company’s Proxy Materials
Proposals that a shareholder intends to present at the Company’s 2021 annual meeting of shareholders, which we refer to as the “2021 Annual Meeting,” and wishes to be considered for inclusion in the Company’s proxy statement and form of proxy for the 2021 Annual Meeting must be received no later than 5:00 p.m., Eastern Time, on January 6, 2021. All proposals must comply with SEC Rule 14a-8 under the Exchange Act, which lists the requirements for the inclusion of shareholder proposals in company-sponsored proxy materials. Shareholder proposals must be delivered to the Company’s Secretary by mail at the address provided below. As the rules of the SEC make clear, simply submitting a timely proposal does not guarantee that the proposal will be included in the Company’s proxy statement and form of proxy for the 2021 Annual Meeting.
Requirements for Other Shareholder Proposals to Be Brought Before the 2021 Annual Meeting and Director Nominations
Pursuant to the provisions of the Company’s Bylaws, which we refer to as the “Bylaws,” notice of any proposal that a shareholder intends to present at the 2021 Annual Meeting, but does not intend to have included in the Company’s proxy statement and form of proxy for the 2021 Annual Meeting, as well as any director nominations, must be delivered to the Company’s Secretary by mail at the address provided below and must be received by the Company’s Secretary at the address provided below not less than 90 days nor more than 120 days prior to the first anniversary of the date of the mailing of the Notice of Annual Meeting for the 2020 Annual Meeting of Shareholders. Accordingly, any notice given by a shareholder must be received no earlier than 5:00 p.m., Eastern Time, on December 7, 2020, and not later than the close of business on January 6, 2021. To be in proper form, the notice must be submitted by a shareholder of record and must include the information required by the current Bylaws with respect to each director nomination or proposal that the shareholder intends to present at the 2021 Annual Meeting. If you are a beneficial owner of Shares held by a broker or other custodian, you should contact the broker or other custodian that holds your Shares for information about how to register your Shares directly in your name as a shareholder of record.
Notices of intention to present proposals at the 2021 Annual Meeting and/or director nominations must be addressed to Stephen Roman, Corporate Secretary, CĪON Investment Corporation, 3 Park Avenue, 36th Floor, New York, NY 10016, on or before January 6, 2021. The Company will not consider any proposal or nomination that is not timely. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with or otherwise does not meet the Bylaws or SEC requirements for submitting a proposal or nomination, or other applicable requirements. A shareholder who wishes to submit a proposal or nomination is encouraged to seek independent counsel about the Bylaws and SEC requirements.
OTHER BUSINESS
The Board does not intend to present any other business at the Meeting, nor is it aware that any shareholder intends to do so. If, however, any other matters are properly brought before the Meeting, the persons named in the proxy will vote thereon in accordance with their judgment.
COMMUNICATIONS WITH THE BOARD
All interested parties, including shareholders, may send communications to the Board or any of its members by addressing such communication to the relevant party(ies), c/o CĪON Investment Corporation, 3 Park Avenue, 36th Floor, New York, NY 10016.
KEY SERVICE PROVIDERS
Adviser. The Advisor, located at 3 Park Avenue, 36th Floor, New York, NY 10016, serves as the Company’s investment adviser.
Administrator. The Advisor, located at 3 Park Avenue, 36th Floor, New York, NY 10016, also serves as the Company’s administrator and furnishes the Company with office equipment and clerical, bookkeeping and record keeping services.

Custodian. U.S. Bank, N.A., which has its principal office at One Federal Street, Boston, MA 02110, serves as custodian for the Company. U.S. Bank, N.A. also performs certain administrative functions on behalf of the Company.
Distribution Paying Agent, Transfer Agent and Registrar. DST Systems, Inc., which has its principal office at 333 West 11th Street, 5th Floor, Kansas City, MO 64105, serves as the Company’s distribution paying agent, transfer agent and registrar.

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D10144-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CION INVESTMENT CORPORATION

The Board of Directors recommends you vote FOR the following:

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Robert A. Breakstone
02) Aron I. Schwartz

The Board of Directors recommends a vote FOR all of the following proposals:

	Yes	No
Please indicate if you plan to attend the Meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement, Shareholder Letter and related materials are available at www.proxyvote.com.

D10145-TBD

CION INVESTMENT CORPORATION
Annual Meeting of Shareholders
June 25, 2020 9:30 AM, EDT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Michael A. Reisner and Stephen Roman, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CION INVESTMENT CORPORATION that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:30 AM, EDT on June 25, 2020, at the offices of Dechert LLP, located at 1095 Avenue of the Americas, New York, New York 10036, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side.